UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2016

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following a review of corporate governance matters, on January 21, 2016, the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”) approved a resolution to amend and restate the Company’s Bylaws, effective on such date.  The following is a summary of changes effected by adoption of the Amended and Restated Bylaws (the “Amended Bylaws”), which is qualified in its entirety by reference to the full text of the Amended Bylaws attached hereto as Exhibit 3.1.

The Amended Bylaws include, among technical, conforming, modernizing and clarifying revisions, the following revisions and clarifications, principally to revise certain sections of the Bylaws to adhere more closely to the language found in the Delaware General Corporation Law, to update the advance notice provisions, to set forth the requirements for a director to qualify for service to our Board and to insert an exclusive forum provision:

•                                          revisions to Article II, Section 2 regarding notice of proposals for annual meetings of stockholders, including to (i) clarify that, in order to submit a proposal, the proposing stockholder must be a stockholder of record as of the time the stockholder’s notice is delivered to the Secretary of the Company and entitled to vote at the meeting, (ii) require the proposing stockholder to provide the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Amended Bylaws, the language of the proposed amendment), and (iii) require that the proposing stockholder provide all information about the proposing stockholder and beneficial owner that is required to be included in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•                                          revisions to Article II, Section 3 to decrease the ownership threshold required for stockholder requested special meetings from not less than a majority to not less than 25% of the outstanding common stock;

•                                          revisions to Article II, Section 4 to clarify that quorum, once established, may not be broken by the subsequent withdrawal of enough votes to leave less than a quorum;

•                                          revisions to Article II, Section 5 to describe more fully the authority of the chairman of any meeting of stockholders;

•                                          revisions to Article II, Section 10 to provide that (i) notice need not be given of any adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, (ii) notice shall be given to stockholders if adjournment is for more than 30 days or if the Board fixes a new record date for notice of the adjourned meeting, and (iii) a public announcement of an adjournment of a meeting does not commence a new notice time period under the Amended Bylaws;

•                                          revisions to Article III, Section 1 to (i) provide that the size of the Board shall be not less than three nor more than eleven directors and (ii) provide that no person shall qualify for service or serve as a director of the Company (a) unless such person is in compliance with all applicable laws and regulatory requirements to which the Company’s directors may be subject in connection with such person’s service as a director, (b) if such person has been convicted in, or entered a plea of nolo contendere with respect to, a criminal proceeding involving fraud, misappropriation or other similar charge during the ten years preceding the date of election, or if such person has been found responsible for or admitted responsibility for fraud, misappropriation or other similar charge in any governmental investigation or proceeding or other civil judicial proceeding during the ten years preceding the date of election, or if such person has been found responsible for or admitted responsibility for any material violation of any foreign, federal or state securities law or federal commodities law during the ten years preceding the date of election, (c) if such person has been convicted of, or entered a plea of nolo contendere with respect to, any felony, (d) if such person serves on the board of directors of more than three other public companies, (e) if such person is a director, officer or holder of more than a five percent (5%) equity interest, directly or indirectly, in a business that competes, directly or indirectly, with the Company, (f) if such person has made or makes any contribution or expenditure in connection with the election of any candidate for political office, including any contribution to any committee supporting such a candidate or to a political party, in any jurisdiction which results in the Company becoming ineligible to conduct its business or any portion thereof, or (g) if such person has ever been the subject of a filing of personal bankruptcy in any jurisdiction, either voluntarily or involuntarily (and in the case of an involuntary filing, if such filing was not dismissed within 60 days) during the ten years preceding the applicable date of election.

•                                          revisions to Article III, Section 3 regarding notice of stockholder nominations for annual meetings of stockholders, including to (i) clarify that, in order to submit a nomination, the nominating stockholder must be a stockholder of record as of the time the nominating stockholder’s notice is delivered to the Secretary of the Company and entitled to vote at the meeting, (ii) require that a stockholder desiring to put forward a nomination to be acted upon at the annual meeting must do so no later than the close of business on the 60th day, and no earlier than the close of business on the 90th day, prior to the first anniversary of the previous year’s annual meeting, (iii) require that the nominating stockholder provide all information about the nominating stockholder and beneficial owner that is required to be included in a proxy statement pursuant to the Exchange Act, (iv) require the consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected and qualified, (v) require the nominating stockholder to provide (a) a description of any agreement, arrangement or understanding with respect to such nomination between or among the nominating stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (b) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the nominating stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes, or increase or decrease the voting power of the nominating stockholder or any of its affiliates or associates with respect to shares of stock of the Company, (c) a description of any agreement, arrangement or understanding in connection with candidacy or service as a director of the Company between or among a proposed nominee and the nominating stockholder and any of its affiliates or associates, (d) a representation that the nominating stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (e) a representation whether or not the nominating stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, and (f) a representation that the proposed nominee is not disqualified from service on the Board under the Amended Bylaws, and (vi) clarify that the Company may require additional information from the proposed nominee to determine his/her eligibility to serve as a director, including the proposed nominee’s completion of the Company’s director and officer questionnaire;

•                                          inclusion of a new Article III, Section 7 to provide for the appointment, powers and duties of a lead independent director;

•                                          revisions to Article III, Section 9 to conform to applicable Delaware law by clarifying that directors may be removed only for cause and only upon the vote of a majority of the total voting power of the outstanding shares of the capital stock of the Company entitled to vote thereon;

•                                          revisions to Article III, Section 12 to provide that directors who are parties to agreements, arrangements or understandings with third parties regarding compensation as a director shall not generally receive compensation from the Company for their service as a director;

•                                          revisions to Article V, Section 5 to add procedures for stockholders to exercise the right to act by written consent;

•                                          inclusion of a new Article VI, Section 3 to set forth standards regarding communications with stockholders by the Company or a fellow stockholder; and

•                                          inclusion of a new Article VIII, Section 7 to add a forum selection provision, which generally provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain claims and the state courts of the Commonwealth of Pennsylvania in and for Philadelphia County or the federal courts of the Eastern District of Pennsylvania shall be the exclusive forum for all other claims.

In addition, various minor changes were made to the Amended Bylaws to improve readability.  The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.  A marked copy of the Amended Bylaws indicating changes made to the prior Bylaws of the Company is also filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03

Further, in connection with its corporate governance review, the Board adopted new Corporate Governance Guidelines and approved certain amendments to the Insider Trading Policy.  The new Corporate Governance Guidelines and the amendments to the Insider Trading Policy are intended to better conform to current best practices and include expanded guidelines.  The Corporate Governance Guidelines and Insider Trading Policy will be made available in the Investor Relations section of the Company’s website at www.hillintl.com.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Hill International, Inc.
3.2	Amended and Restated Bylaws of Hill International, Inc. (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: January 27, 2016	Title:	Senior Vice President and General Counsel